Exhibit 99.1
Upstart Announces Third Quarter 2021 Results

SAN MATEO, Calif. – November 9, 2021 – Upstart Holdings, Inc. (NASDAQ: UPST), a leading artificial intelligence (AI) lending platform, today announced financial results for its third quarter of the fiscal year 2021 ended September 30, 2021. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“Since Upstart's IPO a year ago, we've more than tripled our revenue, tripled our profits, tripled the number of banks and credit unions on our platform, and tripled the number of auto dealerships we serve,” said Dave Girouard co-founder and CEO of Upstart. "With that many 3s, Upstart is becoming the Steph Curry of the FinTech industry."

Third Quarter 2021 Financial Highlights
•Revenue. Total revenue was $228 million, an increase of 250% from the third quarter of 2020. Total fee revenue was $210 million, an increase of 235% year-over-year.

•Transaction Volume and Conversion Rate. Bank Partners originated 362,780 loans, totaling $3.13 billion, across our platform in the third quarter, up 244% from the same quarter of the prior year. Conversion on rate requests was 23% in the third quarter of 2021, up from 15% in the same quarter of the prior year. Beginning in the third quarter of 2021, in order to better reflect actual conversions, we removed rate inquiries identified by our platform as likely fraudulent from our Conversion Rate calculation. Please see the section titled "Key Operating Metrics" below for further detail on the calculation and related information about prior periods.

•Income from Operations. Income from operations was $28.6 million, up from $12.2 million the prior year.

•Net Income and EPS. GAAP net income was $29.1 million, up from $9.7 million in the third quarter of 2020. Adjusted net income was $57.4 million, up from $12.3 million in the same quarter of the prior year. Accordingly, GAAP diluted earnings per share was $0.30, and diluted adjusted earnings per share was $0.60 based on the weighted-average common shares outstanding during the period.

•Contribution Profit. Contribution profit was $95.9 million, up 184% from in the third quarter of 2020, with a contribution margin of 46% compared to a 54% contribution margin in the same quarter of the prior year.

•Adjusted EBITDA. Adjusted EBITDA was $59.1 million, up from $15.5 million in the same quarter of the prior year. The third quarter 2021 adjusted EBITDA margin was 26% of total revenue, up from 24% in the third quarter of 2020.

Financial Outlook
For the fourth quarter of 2021, Upstart expects:
•Revenue of $255 to $265 million
•Contribution Margin of approximately 47%
•Net Income of $16 to $20 million
•Adjusted Net Income of $48 to $50 million
•Adjusted EBITDA of $51 to $53 million
•Basic Weighted-Average Share Count of approximately 81.9 million shares
•Diluted Weighted-Average Share Count of approximately 96.7 million shares

Upstart has not reconciled the forward-looking non-GAAP measures above to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on November 9, 2021. To access the call in the U.S. and Canada, dial +1 800-353-6461 (code 6122091), and outside of the U.S. and Canada, dial +1 334-323-0501 (code 6122091). A webcast is available at ir.upstart.com.
•Event Replay. To replay the call in the U.S. and Canada, dial +1 888-203-1112 (code 6122091), and outside of the U.S. and Canada, dial +1 719-457-0820 (code 6122091). A call replay is available through November 16, 2021. The webcast will be archived for one year at ir.upstart.com.

About Upstart
Upstart is a leading AI lending platform partnering with banks to expand access to affordable credit. By leveraging Upstart's AI platform, Upstart-powered banks can have higher approval rates and lower loss rates, while simultaneously delivering the exceptional digital-first lending experience their customers demand. More than two-thirds of Upstart loans are approved instantly and are fully automated. Upstart was founded by ex-Googlers in 2012 and is based in San Mateo, California and Columbus, Ohio.

Press
press@upstart.com

Investors
Jason Schmidt
Vice President, Investor Relations
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the fourth quarter of 2021. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "project", "intend", "target", "aim", "believe", "may", "will", "should", "becoming", "could", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; plans; objectives; assumptions; risks; future performance; business; and results of operations, including revenue, contribution margin, net income (loss), non-GAAP adjusted net income, adjusted EBITDA, adjusted EBITDA margin, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related teleconference call relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission, copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to sustain our growth rates; the effectiveness of our credit decisioning models and risk management efforts; overall economic conditions; disruptions in the credit markets; our ability to retain existing, and attract new, bank partners and lenders; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate; to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loans transacted on our platform between a borrower and the originating bank during the period presented. We define “transaction volume, number of loans” as the number of loans facilitated on our platform between a borrower and the originating bank during the period presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the number of loans transacted in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth. Until June 30, 2021, Conversion Rate considered all rate inquiries received on our platform. In the third quarter of 2021, we experienced a large and coordinated fraud attack. While the attack had no significant impact on our financial results, our borrower funnel conversion metrics were distorted by the volume of unsuccessful attempts to access loans. As a result, we modified our calculation of Conversion Rate to remove what we believe to be fraudulent loan requests from the total number of rate inquiries received to better reflect actual borrower behavior. For the three months ended September 30, 2021, our Conversion Rate was 23.0%. Using the prior methodology for calculating Conversion Rate, which did not exclude estimated fraudulent loan requests, our Conversion Rate for the three months ended September 30, 2021 would have been 13.5%. The impact of this change in calculating our Conversion Rate for prior periods is immaterial.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of contribution profit (loss), contribution margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income or loss, and adjusted net income or loss per share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and certain payroll tax expense, warrant expenses, depreciation, amortization, and other non-operating expenses. We exclude stock-based compensation and income and expense on warrants and other non-operating expenses because they are non-cash in nature and excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. We believe non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit is not a GAAP financial measure of, nor does it imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit does not reflect all of our variable expenses and involves some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA excludes stock-based compensation expense and certain employer payroll taxes on employee stock transactions. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. The amount of employer payroll tax-related expense on employee stock transactions is dependent on our stock price and other factors that are beyond our control and which not correlate to the operation of the business;
•    Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us;
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are used in this press release.

UPSTART HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	December 31,	September 30,
	2020	2021
Assets
Cash	$250,819	$1,041,460
Restricted cash	60,514	130,301
Loans (at fair value)	78,460	129,625
Notes receivable and residual certificates (at fair value)	19,074	10,489
Property, equipment, and software, net	10,032	18,898
Operating lease right of use assets	18,310	70,025
Non-marketable equity securities	—	40,000
Goodwill	—	66,866
Intangible assets, net	—	20,975
Other assets (includes 6,831 and 12,380 at fair value as of December 31, 2020 and September 30, 2021, respectively)	40,046	77,491
Total assets	$477,255	$1,606,130
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$13,775	$9,381
Payable to investors	45,501	84,312
Borrowings	62,626	649,222
Accrued expenses and other liabilities (includes $9,530 and $10,522 at fair value as of December 31, 2020 and September 30, 2021, respectively)	35,669	71,951
Operating lease liabilities	19,432	72,175
Total liabilities	177,003	887,041
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 73,314,026 and 81,539,547, shares issued and outstanding as of December 31, 2020 and September 30, 2021, respectively	7	8
Additional paid-in capital	369,467	711,804
Retained earnings (accumulated deficit)	(69,222)	7,277
Total stockholders’ equity	300,252	719,089
Total liabilities and stockholders’ equity	$477,255	$1,606,130

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Revenue:
Revenue from fees, net	$62,861	$210,421	$144,179	$513,888
Interest income and fair value adjustments, net (includes $0 and $1,014 from related parties expense and $0 and $4,238 of related parties fair value adjustments for the three and nine months ended September 30, 2020, respectively)	2,498	18,029	2,527	29,853
Total revenue	65,359	228,450	146,706	543,741
Operating expenses:
Sales and marketing	23,725	93,346	65,113	218,638
Customer operations	9,360	34,978	24,792	76,530
Engineering and product development	9,966	37,085	24,651	87,504
General, administrative, and other	10,101	34,442	30,778	80,602
Total operating expenses	53,152	199,851	145,334	463,274
Income from operations	12,207	28,599	1,372	80,467
Other income (expense)	50	22	5,497	(5,196)
Expense on warrants and convertible notes, net	(2,588)	(776)	(2,317)	(807)
Net income before income taxes	9,669	27,845	4,552	74,464
Benefit for income taxes	—	(1,268)	—	(2,035)
Net income before attribution to noncontrolling interests	9,669	29,113	4,552	76,499
Net loss attributable to noncontrolling interests	—	—	(404)	—
Net income attributable to Upstart Holdings, Inc. common stockholders	$9,669	$29,113	$4,956	$76,499

Net income per share attributable to Upstart Holdings, Inc. common stockholders, basic	$0.12	$0.37	$—	$1.00
Net income per share attributable to Upstart Holdings, Inc. common stockholders, diluted	$0.10	$0.30	$—	$0.81
Weighted-average number of shares outstanding used in computing net income per share attributable to Upstart Holdings, Inc. common stockholders, basic	14,707,717	79,392,600	14,663,623	76,586,395
Weighted-average number of shares outstanding used in computing net income per share attributable to Upstart Holdings, Inc. common stockholders, diluted	26,745,480	96,057,210	14,663,623	94,165,325

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2021
Cash flows from operating activities
Net income before attribution to noncontrolling interests	$4,552	$76,499
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in fair value of financial instruments (includes $(4,238) from related parties for the nine months ended September 30, 2020)	18,801	(5,839)
Stock-based compensation	7,102	50,125
Gain on loan servicing arrangements	(1,747)	(4,223)
Depreciation and amortization	1,631	4,984
Incentive share expense	786	—
Noncash interest expense	54	990
Net changes in operating assets and liabilities:
Purchase of loans for immediate resale	(1,554,705)	(5,872,988)
Proceeds from immediate resale of loans	1,554,705	5,872,988
Purchase of loans held-for-sale	(109,113)	(80,305)
Principal payments received for loans held-for-sale	15,237	4,398
Net proceeds from sale of loans held-for-sale	6,813	90,537
Other assets	(4,843)	(22,806)
Operating lease liability and right-of-use asset	66	1,028
Accounts payable	(592)	(4,556)
Payable to investors	13,137	38,811
Accrued expenses and other liabilities	(4,701)	29,854
Net cash (used in) provided by operating activities	(52,817)	179,497

Cash flows from investing activities
Principal payments received for loans held by consolidated securitizations	24,018	—
Net proceeds from sale of loans held-for-investment	88,136	10,793
Principal payments received for loans held-for-investment	12,277	14,722
Principal payments received for notes receivable and repayments of residual certificates	11,306	9,115
Purchase of loans held-for-investment	(3,774)	(92,738)
Purchase of non-marketable equity securities	—	(40,000)
Purchase of notes receivable and residual certificates	(4)	—
Purchase of property and equipment	(1,282)	(4,956)
Capitalized software costs	(2,967)	(4,476)
Acquisition, net of cash acquired	—	(16,561)
Net cash (used in) provided by investing activities	127,710	(124,101)

Cash flows from financing activities
Proceeds from secondary offering, net of underwriting discounts, commissions, and offering costs	—	263,931
Proceeds from issuance of convertible debt	—	661,250
Payment of debt issuance costs	—	(15,727)
Purchase of capped calls	—	(58,523)

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

Taxes paid related to net share settlement of equity awards	—	(236)
Payments made on securitization notes and certificates (includes $1,034 paid to related parties for the nine months ended September 30, 2020)	(26,126)	—
Repayments of borrowings	(99,835)	(65,412)
Distributions made to noncontrolling interests	(622)	—
Proceeds from borrowings	81,761	5,831
Proceeds from issuance of common stock under employee stock purchase plan	—	4,145
Proceeds from exercise of stock options	510	9,773
Net cash (used in) provided by financing activities	(44,312)	805,032
Net increase in cash and restricted cash	30,581	860,428
Cash and restricted cash at beginning of period	80,067	311,333
Cash and restricted cash at end of period	$110,648	$1,171,761

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Revenue from fees, net	$62,861	$210,421	$144,179	$513,888
Income from operations	12,207	28,599	1,372	80,467
Operating Margin	19%	14%	1%	16%
Sales and marketing, net of borrower acquisition costs(1)	$2,542	$6,239	$5,650	$14,476
Customer operations, net of borrower verification and servicing costs(2)	1,462	7,577	3,773	15,201
Engineering and product development	9,966	37,085	24,651	87,504
General, administrative, and other	10,101	34,442	30,778	80,602
Interest income and fair value adjustments, net	(2,498)	(18,029)	(2,527)	(29,853)
Contribution Profit	$33,780	$95,913	$63,697	$248,397
Contribution Margin	54%	46%	44%	48%
(1)Borrower acquisition costs were $21.2 million and $87.1 million for the three months ended September 30, 2020 and 2021, respectively, and were $59.5 million and $204.2 million for the nine months ended September 30, 2020 and 2021, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities.
(2)Borrower verification and servicing costs were $7.9 million and $27.4 million for the three months ended September 30, 2020 and 2021, respectively, and were $21.0 million and $61.3 million for the nine months ended September 30, 2020 and 2021, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Total revenue	$65,359	$228,450	$146,706	$543,741
Net income attributable to Upstart Holdings, Inc. common stockholders	9,669	29,113	4,956	76,499
Net Income Margin	15%	13%	3%	14%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$2,618	$28,333	$7,118	$59,448
Depreciation and amortization	581	2,185	1,631	4,984
Expense on warrants and convertible notes, net(2)	2,588	776	2,317	807
Provision for income taxes	—	(1,268)	—	(2,035)
Acquisition-related costs	—	—	—	1,237
Adjusted EBITDA	$15,456	$59,139	$16,022	$140,940
Adjusted EBITDA Margin	24%	26%	11%	26%
(1)In the third quarter of 2021, we began excluding the amount of employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.
(2)Consists of fair value adjustments to our warrant liability for the three and nine months ended September 30, 2020 and interest expense for the three and nine months ended September 30, 2020 and 2021.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Net income attributable to Upstart Holdings, Inc. common stockholders	$9,669	$29,113	$4,956	$76,499
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	2,618	28,333	7,118	59,448
Acquisition-related costs	—	—	—	1,237
Adjusted Net Income	$12,287	$57,446	$12,074	$137,184
Net income per share:
Basic	$0.12	$0.37	$—	$1.00
Diluted	$0.10	$0.30	$—	$0.81
Adjusted Net Income per Share
Basic	$0.84	$0.72	$0.82	$1.79
Diluted	$0.16	$0.60	$0.17	$1.46
Weighted-average common shares outstanding:
Basic	14,707,717	79,392,600	14,663,623	76,586,395
Diluted	74,978,905	96,057,210	72,022,312	94,165,325
(1)In the third quarter 2021, we began excluding the amount of employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.